                                                 Pursuant to Rule 424(b)(3)
                                                 Registration No. 333-26517

                        LORAL SPACE & COMMUNICATIONS LTD.

                 PROSPECTUS SUPPLEMENT NO. 8 DATED JUNE 1, 1998
                        TO PROSPECTUS DATED JULY 11, 1997

         The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:


                                                                               Number of Shares    Number of Shares
                                                                              of Preferred Stock   of Common Stock
                                                                              ------------------   ---------------

Selling Holders
---------------
Goldman, Sachs & Co........................................................          409,100           1,022,750
Alexandra Global Investment Fund 1, Ltd....................................           60,000             150,000